EXHIBIT 99.1

                                    NEWS RELEASE
CONTACT: ARMAND CORREIA
         SENIOR VICE PRESIDENT & CFO
         (845) 369-4600

FOR IMMEDIATE RELEASE
FEBRUARY 24, 2005

THE DRESS BARN, INC. ANNOUNCES A REVIEW OF ITS ACCOUNTING POLICIES FOR STORE LEASES

SUFFERN, NY, FEBRUARY 24, 2005 - The Dress Barn, Inc. (NASDAQ: DBRN) announced today that as a result of a clarification issued by the Securities and Exchange Commission on February 7, 2005, which provided guidance on long-standing, generally accepted accounting principles related to operating leases, the Company has reviewed its lease accounting practices.

This clarification has led numerous retailers to announce adjustments and restatements related to operating leases. Based on the Company's review, and in consultation with its audit committee and its independent auditors, Deloitte & Touche LLP, the Company has concluded that it will change its lease accounting practices to conform with this clarification and will restate its quarterly information for its fiscal quarter ended October 30, 2004 and prior fiscal periods. These restatements generally arise from corrections to the Company's previous accounting practices relating to construction allowances, lease renewal options and rent escalations in computing rent expense for operating leases.

Dress Barn is completing its review of the impact of this restatement on each of the prior periods affected and will file both a Form 8-K reporting the restatements and amendments to its periodic reports with the SEC on the appropriate forms. The Company expects to make these filings prior to the announcement of its second quarter earnings.

About The Dress Barn, Inc.
The Dress Barn, Inc. (NASDAQ - DBRN), is one of the nation's leading specialty apparel retailers offering quality career and casual fashions at value prices. As of January 29, 2005, the Company operated 775 Dress Barn stores in 45 states and 473 Maurices stores in 39 states.

Forward-looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Such forward-looking statements include the expectations, plans or prospects for Dress Barn. The statements made by Dress Barn are based upon management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond Dress Barn's control and the risk factors and other cautionary statements discussed in Dress Barn's filings with the Securities and Exchange Commission. Dress Barn does not intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances.


CONTACT: ARMAND CORREIA
                  The Dress Barn, Inc.
                  Senior Vice President & CFO
                  (845) 369-4600